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                                                                    EXHIBIT 10.3
                                                                    ------------

                               AMENDMENT NO. 1 TO
                              AMENDED AND RESTATED
                      SERIES B CONVERTIBLE PREFERRED STOCK
                         AND WARRANT PURCHASE AGREEMENT

         This Amendment No. 1, dated as of May 31, 2002 (this "AMENDMENT"), to the Amended and Restated Series B Convertible Preferred Stock and Warrant Purchase Agreement, dated as of March 18, 2002 (the "AGREEMENT"), is among Penton Media, Inc., a Delaware corporation (the "COMPANY"), and the Purchasers (as defined in the Agreement).

         Pursuant to the Agreement, the Company sold to the Purchasers 50,000 shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), and warrants to purchase 1,600,000 shares of the Company's common stock, par value $.01 per share.

         The Company and the Purchasers have determined that it would be advisable and in the best interests of the Company and its stockholders to amend the terms of the Preferred Stock to eliminate the scheduled redemption feature of the Preferred Stock to address the adverse accounting treatment related to this feature of the Preferred Stock in exchange for granting the Purchasers the right to cause the sale of the Company under certain circumstances.

         Section 13.6 of the Agreement provides that the Agreement may be amended if such amendment is in writing and is signed by the Company and each of the Purchasers.

         In consideration of the mutual promises and covenants set forth in this Agreement, the parties hereto agree as follows:

         1. Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Agreement.

         2. Promptly upon receipt of the required stockholder approval, the Company shall file the Amended Certificate of Designations, attached hereto as EXHIBIT A (the "AMENDED CERTIFICATE OF DESIGNATIONS"), designating the rights and preferences of the Preferred Stock.

         3. The Agreement is hereby amended to add the following new Section 9.9(e):

            (e) From and after the 6th anniversary of the Initial Closing Date, the holders of a majority of the Series B Shares then outstanding shall have the right to cause the Company to seek a buyer for all of the assets or issued and outstanding capital stock of the Company, and such sale will be conducted in accordance with the procedures set forth in this Section 9.9 (other than Section 9.9(d)); PROVIDED, HOWEVER, the rights set forth in this Section 9.9(e) shall not be effective if less than 3,500 Series B Shares (subject to adjustment to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect) are then outstanding.




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         4. Unless otherwise required by applicable law (i) each of the
Purchasers shall report the amendment of the terms of the Preferred Stock as a tax-free exchange on all relevant Tax returns and (ii) neither the Company nor the Purchasers shall treat the Series B Preferred Stock as "preferred stock" within the meaning of Section 305 of the Code.

         5. In consideration for the Purchasers' execution and delivery of the Amendment and for agreeing to an amendment to the terms of the Preferred Stock, and in addition to all of the Company's other obligations under the Agreement and Amendment, the Company shall defend, protect, indemnify and hold harmless the Indemnitees from and against any and all Indemnified Liabilities, including, but not limited to, any Tax liabilities (including any Tax imposed on such Indemnitee as a result of any payment to that Indemnitee under this Section 5), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (i) the execution, delivery, performance or enforcement of the Amendment or (ii) the amendment to the terms of the Preferred Stock, as contemplated in the Amended Certificate of Designations, to remove the scheduled redemption date. The indemnification rights set forth in this Section 5 are subject to the procedures set forth in Article XII of the Agreement. Notwithstanding this Section 5 or Article XII of the Agreement, no Person shall have any rights to indemnification with respect to any loss arising solely from or related solely to the covenant set forth in clause (ii) of Section 4 of this Amendment.

         6. The Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including each subsequent holder of Preferred Stock, Warrants, Conversion Shares or Warrant Shares. Except as otherwise specifically provided herein, this Amendment shall not be assignable by any party without the prior written consent of the other parities hereto; provided, however, that each Purchaser shall be entitled to assign its rights and obligations under this Amendment to any transferee of the Series B Shares without the consent of any other party hereto so long as (i) the transfer of such Series B Shares to such transferee is made in accordance with Sections
6.4 and 13.2 of the Agreement and (ii) such transferee agrees in writing to be bound by the terms of the Agreement and this Amendment. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Amendment.

         7. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

         8. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

         9. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.





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         10. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

         11. The Agreement, the Related Documents, the Confidentiality Agreement, the Amended Certificate of Designations for the Preferred Stock and this Amendment and each other writing referred to herein or therein or delivered pursuant hereto or thereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings, including, without limitation, the Original Agreement.

         12. The Company acknowledges that pursuant to Section 13.5(a) of the Agreement, the Company shall reimburse the Purchasers for all reasonable expenses and costs (including all reasonable attorneys fees) incurred in connection with the negotiation and execution of this Amendment, the Amended Certificate of Designations and any of the related documents.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]





































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         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Series B Convertible Preferred Stock and Warrant Purchase Agreement as of the day and year first above written.

                               PENTON MEDIA, INC.



                               By:     /s/ Preston L. Vice
                                       ---------------------------------------
                               Name:   Preston L. Vice
                               Title:  Senior Vice President and Secretary



                               ABRY MEZZANINE PARTNERS L.P.

                               By:      ABRY Mezzanine Investors, L.P.,
                                        its general partner

                               By:      ABRY Mezzanine Holdings, LLC,
                                        its general partner



                               By:   /s/ Peni Garber
                                     ------------------------------------------
                               Name:  Peni Garber
                               Title: Clerk



                               ABACUS MASTER FUND, LTD.



                               By:    /s/ Douglas Banks
                                      ------------------------------------------
                               Name:  Douglas Banks
                               Title: Director





















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



                       SANDLER CAPITAL PARTNERS V, L.P.

                       By:    Sandler Investment Partners, L.P., General Partner
                       By:    Sandler Capital Management, General Partner
                       By:    MJDM, Corp., General Partner



                       By:    /s/ Moira Mitchell
                          --------------------------------
                       Name: Moira Mitchell
                       Title: President




                       SANDLER CAPITAL PARTNERS V FTE, L.P.

                       By:    Sandler Investment Partners, L.P., General Partner
                       By:    Sandler Capital Management, General Partner
                       By:    MJDM, Corp., General Partner



                       By:    /s/ Moira Mitchell
                          --------------------------------
                       Name: Moira Mitchell
                       Title: President




                       SANDLER CAPITAL PARTNERS V GERMANY, L.P.

                       By:    Sandler Investment Partners, L.P., General Partner
                       By:    Sandler Capital Management, General Partner
                       By:    MJDM, Corp., General Partner



                       By:    /s/ Moira Mitchell
                          --------------------------------
                       Name: Moira Mitchell
                       Title: President





















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